Exhibit 5.1

701 Pennsylvania Avenue, NW Suite 200 Washington, DC 20004 t 202 508 5800 f 202 508 5858

February 20, 2025

Board of Directors

Gouverneur Bancorp, Inc.

42 Church Street

Gouverneur, New York 13642

Re:	Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to Gouverneur Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance by the Company of an aggregate of up to 101,230 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) that may be issued by the Company pursuant to the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”).

We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed but have not verified (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the originals of all documents supplied to us as copies; and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company or its subsidiaries.

Based on the foregoing, and limited in all respects to Maryland law, it is our opinion that upon issuance and delivery in the manner described in the Plan, the Shares will be validly issued, fully paid and non-assessable.

We note that, although certain portions of the Registration Statement (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of “experts” within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including, without limitation, the financial statements or schedules or the other financial information or data included therein.

ANCHORAGE ATLANTA AUGUSTA BEIJING CHARLOTTE CHICAGO DALLAS DENVER HOUSTON LOS ANGELES NEW YORK PHOENIX RALEIGH

SAN DIEGO SAN FRANCISCO SEATTLE SHANGHAI SILICON VALLEY STOCKHOLM TOKYO WALNUT CREEK WASHINGTON WINSTON-SALEM

Board of Directors

Gouverneur Bancorp, Inc.

February 20, 2025

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement on Form S-8, and we consent to the use of the name of our firm under the heading “Interests of Named Experts and Counsel” therein.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP